--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                               (Amendment No. 1)

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 22, 1999

                                THE PANTRY, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                  33-72574                  56-1574463
     (State or other         (Commission File No.)         (IRS Employer
       jurisdiction                                    Identification Number)
    of incorporation)

         1801 Douglas Drive, PO Box 1410, Sanford, North Carolina 27330
                    (Address of principal executive offices)

                                 (919) 774-6700
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  ITEM 7 is hereby replaced as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

      Audited financial statements of R&H Maxxon, Inc. ("Maxxon") as of June 30, 1999, 1998 and 1997, and for each of the three years in the period ended June 30, 1999:

    (1) Report of Independent Certified Public Accountants

    (2) Balance Sheets

    (3) Statements of Income

    (4) Statements of Changes in Stockholders' Equity

    (5) Statements of Cash Flows

    (6) Notes to Financial Statements

 (b) PRO FORMA FINANCIAL INFORMATION

      The unaudited pro forma consolidated financial data provided below have been derived by the application of pro forma adjustments to the historical financial statements of The Pantry for the periods indicated. The adjustments, which include adjustments reflecting the acquisition on July 22, 1999 of Maxxon are described in the accompanying notes. The unaudited pro forma consolidated financial data also give effect to: (i) the initial public offering of 6,250,000 shares of The Pantry's common stock on June 8, 1999; (ii) other acquisitions by the Company in fiscal 1998 and fiscal 1999; and (iii) certain financing transactions in fiscal 1998 and fiscal 1999 (each as described more fully in Items (1), (3) and (6) below). The following unaudited pro forma consolidated financial data are provided below:

    (1) Introduction to Unaudited Pro Forma Financial Data

    (2) Unaudited Pro Forma Balance Sheet Data as of June 24, 1999

    (3) Notes to Unaudited Pro Forma Balance Sheet Data

    (4) Unaudited Pro Forma Statement of Operations Data for the Nine-Month Period Ended June 24, 1999

    (5) Unaudited Pro Forma Statement of Operations Data for the Year Ended September 24, 1998

    (6) Notes to Unaudited Pro Forma Statements of Operations Data

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
R & H Maxxon, Inc.
Aiken, South Carolina

      We have audited the accompanying balance sheets of R & H Maxxon, Inc. as of June 30, 1999, 1998 and 1997 and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R & H Maxxon, Inc. as of June 30, 1999, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ ELLIOTT, DAVIS & COMPANY, LLP

Aiken, South Carolina
September 29, 1999

                               R & H MAXXON, INC.

                                 BALANCE SHEETS

                                                          June 30,
                                             -----------------------------------
                                                1999        1998        1997
                                             ----------- ----------- -----------
Assets
Current assets:
  Cash...................................... $ 1,813,672 $   933,832 $       --
  Accounts receivable.......................   1,853,632   1,512,262   4,059,869
  Inventory.................................   3,059,024   2,522,761   2,476,892
  Prepaid expenses..........................      59,271      49,855     421,431
  Deferred tax asset........................      18,766       1,726       2,962
  Current portion of notes receivable.......      64,629     140,195      15,177
                                             ----------- ----------- -----------
    Total current assets....................   6,868,994   5,160,631   6,976,331
                                             ----------- ----------- -----------
Property and equipment--net.................  30,833,944  30,952,176  25,623,827
                                             ----------- ----------- -----------
Other assets
  Cash surrender value life insurance.......   1,093,032     847,752     623,903
  Intangible assets--net....................      64,177      82,249      63,429
  Notes receivable..........................     461,668     152,841     165,779
  Deposits..................................       6,165      34,555      32,305
                                             ----------- ----------- -----------
                                               1,625,042   1,117,397     885,416
                                             ----------- ----------- -----------
                                             $39,327,980 $37,230,204 $33,485,574
                                             =========== =========== ===========


                                                                     (Continued)

                               R & H MAXXON, INC.

                                 BALANCE SHEETS

                                                         June 30,
                                            -----------------------------------
                                               1999        1998        1997
                                            ----------- ----------- -----------
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable........................... $ 3,727,400 $ 3,445,505 $ 3,287,563
Accrued liabilities........................   1,231,907     871,982     749,093
Income taxes payable.......................       6,922     117,183       5,186
Sales and fuel taxes payable...............   1,244,067   1,227,683   1,194,584
Deferred revenue...........................      44,167         --          --
Notes payable..............................  15,615,896         --      250,000
Current portion of long-term debt..........         --       63,547   1,692,030
                                            ----------- ----------- -----------
  Total current liabilities................  21,870,359   5,725,900   7,178,456
                                            ----------- ----------- -----------
Long-term liabilities
Deferred tax liability.....................   1,677,789   1,516,766   1,295,852
Notes payable--net of current portion......         --   17,231,000  14,455,227
                                            ----------- ----------- -----------
                                              1,677,789  18,747,766  15,751,079
                                            ----------- ----------- -----------
Stockholders' equity
Common stock, par value $10; 10,000 shares
 authorized; 2,210 shares issued and
 outstanding...............................      22,100      22,100      22,100
Additional paid-in capital.................     282,969     282,969     282,969
Retained earnings..........................  15,474,763  12,451,469  10,250,970
                                            ----------- ----------- -----------
                                             15,779,832  12,756,538  10,556,039
                                            ----------- ----------- -----------
                                            $39,327,980 $37,230,204 $33,485,574
                                            =========== =========== ===========


   The accompanying notes are an integral part of these financial statements.

                               R & H MAXXON, INC.

                              STATEMENTS OF INCOME

                                              For the years ended June 30,
                                         --------------------------------------
                                             1999         1998         1997
                                         ------------ ------------ ------------
Revenue
  Merchandise sales..................... $ 34,597,625 $ 26,788,484 $ 23,497,130
  Gasoline sales........................   80,496,693   81,802,142   95,854,789
  Other.................................    3,197,875    2,633,284    2,271,086
                                         ------------ ------------ ------------
    Total revenue.......................  118,292,193  111,223,910  121,623,005
                                         ------------ ------------ ------------
Cost of sales
  Merchandise...........................   23,891,883   18,379,430   16,099,505
  Gasoline..............................   70,726,580   73,284,483   87,701,543
  Other.................................       52,085       24,723       39,409
                                         ------------ ------------ ------------
    Total cost of sales.................   94,670,548   91,688,636  103,840,457
                                         ------------ ------------ ------------
Gross profit............................   23,621,645   19,535,274   17,782,548
                                         ------------ ------------ ------------
Operating expenses
  Salaries--other.......................    7,113,318    5,885,373    5,480,805
  Salaries--officers....................      861,057      808,717      804,225
  Depreciation and amortization.........    3,194,617    2,433,976    2,419,477
  Utilities and telephone...............    1,313,060    1,174,786    1,115,768
  Taxes--payroll and property...........    1,128,623      947,126    1,121,232
  Interest expense......................    1,065,571    1,137,473      871,816
  Repairs and maintenance...............    1,048,381      949,003      964,534
  Contract services.....................      611,517      545,610      435,340
  Operating supplies....................      463,133      413,987      488,354
  Rent expense..........................      431,571      389,990      463,416
  Insurance.............................      409,280      448,213      394,243
  Advertising...........................      398,462      264,410      487,922
  Retirement plan.......................      169,527       94,687      101,053
  Vehicle expense.......................      125,771      106,916       80,924
  Other operating expenses..............      941,803      753,411      778,411
                                         ------------ ------------ ------------
                                           19,275,691   16,353,678   16,007,520
                                         ------------ ------------ ------------
Operating income........................    4,345,954    3,181,596    1,775,028
                                         ------------ ------------ ------------
Other income
  Gain on disposition of assets.........      299,339      165,056       71,710
  Rents from operating leases...........      119,296      164,351      246,786
  Interest income.......................       43,915       41,374       49,383
                                         ------------ ------------ ------------
                                              462,550      370,781      367,879
                                         ------------ ------------ ------------
    Income before income taxes..........    4,808,504    3,552,377    2,142,907
                                         ------------ ------------ ------------
Provision for income taxes
  Current taxes.........................    1,641,227    1,129,728      838,987
  Deferred taxes........................      143,983      222,150      (17,253)
                                         ------------ ------------ ------------
                                            1,785,210    1,351,878      821,734
                                         ------------ ------------ ------------
Net income.............................. $  3,023,294 $  2,200,499 $  1,321,173
                                         ============ ============ ============

      The accompanying notes are an integral part of these financial statements.

                               R & H MAXXON, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                Common    Additional     Retained
                                 Stock  Paid-in Capital  Earnings      Total
                                ------- --------------- ----------- -----------
Balance, June 30, 1996......... $22,100    $282,969     $ 8,929,797 $ 9,234,866

Net income.....................     --          --        1,321,173   1,321,173
                                -------    --------     ----------- -----------

Balance, June 30, 1997.........  22,100     282,969      10,250,970  10,556,039

Net income.....................     --          --        2,200,499   2,200,499
                                -------    --------     ----------- -----------

Balance, June 30, 1998.........  22,100     282,969      12,451,469  12,756,538

Net income.....................     --          --        3,023,294   3,023,294
                                -------    --------     ----------- -----------

Balance, June 30, 1999......... $22,100    $282,969     $15,474,763 $15,779,832
                                =======    ========     =========== ===========



        The accompanying notes are an integral part of these statements.

                               R & H MAXXON, INC.

                            STATEMENTS OF CASH FLOWS

                                            For the years ended June 30,
                                         -------------------------------------
                                            1999         1998         1997
                                         -----------  -----------  -----------
Operating activities...................
Net income.............................  $ 3,023,294  $ 2,200,499  $ 1,321,173
Adjustments to reconcile net income to
 net cash provided by operating
 activities............................
  Deferred income taxes................      143,983      222,150      (17,253)
  Depreciation and amortization........    3,194,617    2,433,976    2,419,477
  Gain on disposition of assets........     (299,339)    (165,056)     (71,710)
  Changes in deferred and accrued
   amounts:
    Accounts receivable................     (341,370)   2,547,607   (2,587,701)
    Inventory..........................     (536,263)     (45,869)    (224,285)
    Prepaid expenses...................       (9,416)     371,576     (142,866)
    Cash surrender value of life
     insurance.........................     (245,280)    (223,849)    (165,319)
    Other deposits.....................        1,335        1,305        3,045
    Accounts payable...................      166,726      171,431     (486,955)
    Accrued expenses...................      359,925      122,889       40,712
    Income taxes payable...............     (110,261)     111,997       (2,578)
    Sales and fuel taxes payable.......      131,553       19,610       45,835
    Deferred revenue...................       44,167          --           --
                                         -----------  -----------  -----------
      Net cash provided by operating
       activities......................    5,523,671    7,768,266      131,575
                                         -----------  -----------  -----------
Investing activities...................
Purchase of property and equipment and
 intangibles...........................   (3,727,810)  (8,792,538)  (4,559,007)
Proceeds from sale of property and
 equipment.............................      314,717      577,007      541,278
Proceeds from incentive plans with
 dealers...............................      520,044      582,987      602,236
Additions to notes receivable..........     (239,134)    (137,000)         --
Payments received on notes receivable..      167,003       37,820       22,113
Proceeds from sale of investment.......          --           --        62,206
                                         -----------  -----------  -----------
      Net cash used in investing
       activities......................   (2,965,180)  (7,731,724)  (3,331,174)
                                         -----------  -----------  -----------
Financing activities...................
Net cash advanced (repaid) on line-of-
 credit................................   (3,405,651)     374,290      202,190
Principal borrowings (payments) on
 long-term debt........................    1,727,000   (1,500,000)  (1,575,969)
Proceeds from borrowings...............          --     2,273,000    3,720,000
Principal payments on notes payable to
 stockholder...........................          --      (250,000)         --
Proceeds from notes payable to
 stockholder...........................          --           --       250,000
                                         -----------  -----------  -----------
      Net cash (used in) provided by
       financing activities............   (1,678,651)     897,290    2,596,221
                                         -----------  -----------  -----------
      Net increase (decrease) in cash..      879,840      933,832     (603,378)
Cash, beginning of year................      933,832          --       603,378
                                         -----------  -----------  -----------
Cash, end of year......................  $ 1,813,672  $   933,832  $       --
                                         ===========  ===========  ===========

        The accompanying notes are an integral part of these statements.

                               R & H MAXXON, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--NATURE OF OPERATIONS

      R&H Maxxon, Inc. (the Company), a South Carolina corporation, is primarily a retailer of petroleum and convenience store products in South Carolina and Georgia. The Company also sells petroleum products to wholesale customers and state and local governmental units within South Carolina.

      The Company grants credit to wholesale customers, substantially all of whom operate within South Carolina and eastern Georgia, and to state and local governmental units within South Carolina. Collateral is generally not required of customers to whom credit is granted, except for certain significant customers.

      On April 29, 1999, the stockholders of the Company entered into an agreement to sell the outstanding common stock of the Company to The Pantry, Inc., a publicly owned company based in Sanford, North Carolina. The sale closed on July 22, 1999.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory

      Inventory of gasoline is stated at the lower of cost (on a weighted averaged basis) or market. Inventory of all other merchandise is valued by the retail method on a weighted average basis at the lower of cost or market.

Depreciation

      Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred, and renewals and betterments are capitalized. Gains or losses on disposals are credited or charged to operations.

      The Company depreciates its fixed assets over their estimated useful lives. For financial reporting and income tax purposes, accelerated methods are used for equipment and vehicles. Buildings are depreciated using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

      Estimated useful lives of the depreciable property and equipment are as follows:

                                                                      Estimated
                                                                        Useful
                                                                         Life
                                                                      ----------
     Buildings and land improvements................................. 5-20 years
     Equipment....................................................... 5-15 years
     Vehicles........................................................    5 years

                               R & H MAXXON, INC.

Amortization

      Intangible assets (consisting of costs incurred to obtain financing, contractual commitments to supply petroleum products to independent retailers, and franchise fees) are amortized on a straight-line basis over the terms of the related loans and contracts.

Income taxes

      Income taxes are accounted for by the asset/liability approach for financial reporting purposes. Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and tax bases of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

Reclassifications

      Certain amounts in 1998 and 1997 have been reclassified to conform to the 1999 presentation. The reclassifications had no effect on net income.

NOTE 3--ACCOUNTS RECEIVABLE

      Accounts receivable consisted of the following:

                                                For the years ended June 30,
                                              --------------------------------
                                                 1999       1998       1997
                                              ---------- ---------- ----------
     Trade receivables....................... $  930,545 $  786,217 $1,505,139
     Gas taxes refundable....................    201,905    186,348  1,862,544
     Vendor rebates and other miscellaneous
      receivables............................    721,182    539,697    692,186
                                              ---------- ---------- ----------
                                              $1,853,632 $1,512,262 $4,059,869
                                              ========== ========== ==========

NOTE 4--PROPERTY AND EQUIPMENT

      Property and equipment consisted of the following:

                                           For the years ended June 30,
                                      ----------------------------------------
                                          1999          1998          1997
                                      ------------  ------------  ------------
     Land and improvements........... $ 15,823,895  $ 12,011,287  $  9,484,623
     Buildings and improvements......   13,749,643    14,599,427    13,998,970
     Equipment.......................   14,954,927    13,709,084    12,443,727
     Vehicles........................      168,827       190,055       188,355
                                      ------------  ------------  ------------
                                        44,697,292    40,509,853    36,115,675
     Less accumulated depreciation...  (13,863,348)  (12,343,116)  (10,658,004)
                                      ------------  ------------  ------------
                                        30,833,944    28,166,737    25,457,671
     Construction in progress........          --      2,785,439       166,156
                                      ------------  ------------  ------------
                                      $ 30,833,944  $ 30,952,176  $ 25,623,827
                                      ============  ============  ============

                               R & H MAXXON, INC.

NOTE 5--NOTES RECEIVABLE

      During the year ended June 30, 1996, the Company sold one of its locations and received a note from the purchaser for a portion of the sales price. The initial investment by this purchaser of the property was not sufficient to qualify the sale for full profit recognition at the date of sale. Prior to the year ended June 30, 1999, the profit on the sale was being recognized by the installment method. During the year ended June 30, 1999, the total investment by the purchaser allowed the Company to recognize the remaining profit from the sale.

      Details of the transaction are as follows:

     Sales value..................................................... $ 390,000
     Cost and expense of sale........................................  (198,806)
                                                                      ---------
     Total gross profit.............................................. $ 191,194
                                                                      =========

                                                      For the years ended June
                                                                30,
                                                     --------------------------
                                                       1999     1998     1997
                                                     -------- -------- --------
     Profit recognized in current year.............. $161,130 $ 12,900 $ 10,840
                                                     ======== ======== ========
     Unrecognized profit at year-end................ $    --  $161,130 $174,030
                                                     ======== ======== ========

      The current year profit recognized has been included in the Statement of Income as a part of "Gain on disposition of assets."

      During the years ended June 30, 1999 and 1998, the Company sold additional locations and received notes related to these sales. These sales were accounted for using the full accrual method. The notes from the above sales are secured by mortgages on the properties.

      The note receivable from the 1996 sale is dated June 27, 1996 and is payable in even monthly payments over ten years at 9% interest. The note receivable from the 1998 sale was dated May 15, 1998 and was payable over twelve months at 9% interest. The note receivable from the 1999 sale is dated December 23, 1998 and is payable in even monthly payments over six years at 8.25% interest. Details of the Company's notes receivable were as follows:

                                                June 30,
                         ----------------------------------------------------------
                               1999               1998                 1997
                         ----------------- -------------------  -------------------
                         Current Long-Term Current   Long-Term  Current   Long-Term
                         ------- --------- --------  ---------  --------  ---------
1996 Sale:
  Note receivable....... $31,568 $268,274  $ 28,825  $ 299,841  $ 26,347  $ 328,639
  Less unrecognized
   profit...............     --       --    (14,130)  (147,000)  (11,170)  (162,860)
                         ------- --------  --------  ---------  --------  ---------
  Net receivable........  31,568  268,274    14,695    152,841    15,177    165,779
1998 Sale:
  Note receivable.......     --       --    125,500        --        --         --
1999 Sale:
  Note receivable.......  31,772  184,850       --         --        --         --
Other note receivable...   1,289    8,544       --         --        --         --
                         ------- --------  --------  ---------  --------  ---------
Notes receivable, net... $64,629 $461,668  $140,195  $ 152,841  $ 15,177  $ 165,779
                         ======= ========  ========  =========  ========  =========

                               R & H MAXXON, INC.

NOTE 6--INTANGIBLE ASSETS

      The estimated useful lives of intangible assets are as follows:

                                                                       Estimated
                                                                        Useful
                                                                         Life
                                                                       ---------
     Loan costs.......................................................   3 years
     Petroleum supply contracts....................................... 2-9 years
     Franchise fees...................................................   5 years

      Intangible assets consisted of the following:

                                                           June 30,
                                                 ------------------------------
                                                   1999      1998       1997
                                                 --------  ---------  ---------
     Loan costs................................. $  5,000  $ 160,651  $ 160,651
     Petroleum supply contracts.................   91,231     91,231     91,231
     Franchise fees.............................   57,000     57,000     22,000
                                                 --------  ---------  ---------
                                                  153,231    308,882    273,882
     Less accumulated amortization..............  (89,054)  (226,633)  (210,453)
                                                 --------  ---------  ---------
                                                 $ 64,177  $  82,249  $  63,429
                                                 ========  =========  =========

NOTE 7--NOTES PAYABLE

      The Company's notes payable as of June 30, 1999 are classified as current liabilities because of the pending sale of the Company's outstanding common stock. Amounts outstanding as of June 30, 1999, bearing interest at LIBOR plus 85 basis points (5.79% at June 30, 1999), were:

     Step down revolver--Accrued interest was payable semi-
     annually. Annual reductions of the revolver in the amount
     $1,439,000 were due annually on June 30. The loan was secured by real estate, equipment, inventory, accounts receivable, intangible assets, and assignment of leases, rents, profits, and officers' life insurance.................................  $12,615,896

     Cumulative line of credit--Allowed for borrowings of up to
     $17,000,000, based upon an advance rate of 80% of the cost of construction or acquisition of stores. Payments of accrued interest only were due semi-annually for a period of twenty-
     four months, after which the outstanding balance converted to a term loan with semi-annual interest payments and annual
     principal payments based on a thirteen year amortization
     period. The line was secured by real estate, equipment,
     inventory, accounts receivable, intangible assets, and
     assignment of leases, rents, profits and officers' life
     insurance....................................................    3,000,000
                                                                    -----------

     Total notes payable, June 30, 1999...........................  $15,615,896
                                                                    ===========

      The Company committed to its commercial bank to meet various financial ratios and comply with other non-financial covenants. At June 30, 1999, the Company was in compliance with all loan related financial covenant ratios, however it was in violation of certain loan covenants regarding change of control. The Company's notes payable were extinguished in connection with the sale of its outstanding common stock.

                               R & H MAXXON, INC.

      On June 29, 1998, the Company entered into an agreement with a commercial bank to restructure and expand its existing loan agreements, which were due December 31, 1998 under the previous agreement. Amounts outstanding under the new agreement, bearing interest at LIBOR plus 85 basis points (6.51% at June 30, 1998), were to mature on December 31, 2001. As of June 30, 1998, the following amounts were outstanding under the new agreement:

     Step down revolver--This note refinanced the Company's
     existing term loan payable and lines of credit. Accrued
     interest was payable semi-annually. Annual reductions of
     the revolver in the amount $1,439,000 were due beginning
     June 30, 1999. The note was secured by real estate,
     equipment, inventory, accounts receivable, intangible
     assets, and assignment of leases, rents, profits, and
     officers' life insurance...................................  $16,021,547

     Cumulative line of credit--Allowed for borrowings of up to
     $17,000,000, based upon an advance rate of 80% of the cost of construction or acquisition of stores. Payments of
     accrued interest only were due semi-annually for a period
     of twenty-four months, after which the outstanding balance converted to a term loan with semi-annual interest payments and annual principal payments based on a thirteen year
     amortization period. The line was secured by real estate,
     equipment, inventory, accounts receivable, intangible
     assets, and assignment of leases, rents, profits and
     officers' life insurance...................................    1,273,000
                                                                  -----------
     Total......................................................   17,294,547

     Less current portion.......................................      (63,547)

     Total long-term debt, June 30, 1998........................  $17,231,000
                                                                  ===========

      The Company's long-term debt at June 30, 1997 consisted of amounts payable to a commercial bank, bearing interest at rates based on the Prime rate or LIBOR, adjusted by a designated financial performance ratio achieved by the Company (7.22% at June 30, 1997). The amounts payable as of June 30, 1997, all of which had due dates of December 31, 1998, were as follows:

     Term loan payable in quarterly installments of $366,195 plus accrued interest. Secured by real estate, equipment,
     assignment of leases, rents and profits.....................  $12,170,110

     Cumulative line of credit, allowing borrowings of up to
     $10,200,000, based upon an advance rate of 75% of the cost of construction or acquisition of stores. Quarterly payments of $56,812 plus accrued interest were based on a twelve year amortization period as of June 30, 1997. Secured by real
     estate, equipment, inventory and intangible assets..........    2,727,000

     Revolving line of credit, allowing borrowings of up to
     $3,000,000. Payments of accrued interest were due quarterly.
     Secured by real estate, equipment, inventory and intangible
     assets......................................................    1,250,147
                                                                   -----------

     Total.......................................................   16,147,257

     Less current portion........................................   (1,692,030)
                                                                   -----------

     Total long-term debt, June 30, 1997.........................  $14,455,227
                                                                   ===========

                               R & H MAXXON, INC.

NOTE 8--RELATED PARTY DEBT AND LEASE

      The stockholders of the Company also own a separate corporation, which owns and leases to the Company one convenience store location. The related corporation has borrowed funds from the same bank as the Company. Under the terms of the security agreements securing the debt of the Company and the related corporation's borrowings, a default under one agreement will be considered a default under both agreements. All assets of the Company are also pledged as security for the debt of the related corporation. The debt of the related corporation carries the same interest rate as that of the Company. The balance due on the related corporation loan at June 30, 1999, 1998 and 1997 was $241,964, $261,951, and $276,745, respectively, and was payable at the rate of $2,900 per month including principal and interest. The balance of the loan is due on December 31, 2001.

      As of June 30, 1999, the Company pays rent of $3,000 per month to the related party. Total rental expense incurred during each of the years ended June 30, 1999, 1998 and 1997 was $36,000.

      Upon the sale of the Company's outstanding common stock to The Pantry, Inc. on July 22, 1999, this related party relationship ceased to exist.

NOTE 9--LEASE COMMITMENTS

      As of June 30, 1999, the Company had leases on eleven active convenience store locations, carrying terms from five to fifteen years, with renewal options, varying in monthly payments from $1,170 to $6,340. Future minimum payments under the above leases are as follows:

     Twelve months ending June 30,                                     Amount
     -----------------------------                                   ----------
     2000........................................................... $  377,149
     2001...........................................................    362,024
     2002...........................................................    264,994
     2003...........................................................    211,942
     2004...........................................................    190,680
     Thereafter.....................................................    497,450
                                                                     ----------
                                                                     $1,904,239
                                                                     ==========

NOTE 10--CONTINGENCIES

      The Company entered into agreements to operate certain stores as particular branded petroleum retailers. The following is a summary of the outstanding contingencies under these agreements:

    Under the terms of various agreements, the Company is partially reimbursed for the cost of certain equipment upgrades and/or the altering of the appearance of the stores to match the branded petroleum distributors' marketing program requirements. If the Company ceases to operate a participating store, the Company will be liable to refund part of the reimbursement. As of June 30, 1999, 1998 and 1997, the Company would be liable to refund $1,977,759, $1,763,853 and $1,316,788, respectively, if it discontinued all participation in the branded

                               R & H MAXXON, INC.

    distributors' marketing programs. As of June 30, 1999, 1998 and 1997, the Company was in full compliance with the requirements of the agreements and does not anticipate any liabilities to accrue to the Company as a result of these programs.

    Under the terms of another agreement, the Company committed to operate certain stores as particular branded locations, for a period of at least ten years, beginning on December 8, 1993, and to purchase a defined minimum quantity in gallons of gasoline as specified in the agreement. Should the Company fail to meet its obligations as required by the agreement, the Company will be liable for the payment of certain specified amounts which reduce ratably with the passage of time and the purchase of gasoline under the agreement. As of June 30, 1999, 1998 and 1997, the remaining amount that the Company could be liable for under this agreement should it discontinue the operation of the stores as branded stores, or fail to meet its purchase commitments, was $3,117,793, $4,073,496 and 4,627,056, respectively. As of June 30, 1999,
    1998 and 1997 the Company was in full compliance with the requirements of the agreement and does not anticipate any liabilities to accrue to the Company as a result of this agreement.

NOTE 11--RETIREMENT PLAN

      The Company maintained a defined contribution Employee Wealth Accumulation Plan (the Plan), containing a profit-sharing feature and a 401(k) feature, for its full-time employees. Employees were considered full-time if they worked at least 1,000 hours per year. Employees at least 21 years of age who had completed one year of full-time service with the Company were eligible to participate in the Plan. Once eligible, employees became participants on the first day of the next fiscal quarter.

      Annually, the Company elected whether to fund the profit-sharing feature and the amount to contribute. Funding could not exceed 15% of the wages of eligible employees. The Company funded the profit-sharing feature during the year ended June 30, 1999. The Company did not fund the profit-sharing feature during the years ended June 30, 1998 and 1997.

      Participants in the 401(k) feature could defer up to 10% of their earnings. The Company was required to match 50% of employee contributions up to 6% of the employee's wages (thereby) yielding a maximum match of 3%). Additional discretionary matching was permitted under the 401(k) feature.

      The Plan was terminated effective June 30, 1999. The Company recognized costs under the Plan totaling $169,527, $94,687 and $80,924 for the years ended June 30, 1999, 1998 and 1997, respectively.

NOTE 12--INCOME TAXES

      The Company recognizes deferred taxes for the expected future tax effects of temporary differences between the tax bases of assets and liabilities and their respective bases for financial reporting purposes. Accordingly, the Company has recorded deferred tax assets and liabilities for differences in book and tax basis relating to inventory, property and equipment, and deferred revenue. At June 30, 1999, 1998 and 1997 and for the years then ended, the Company had no valuation allowance for its deferred tax assets. The Company's deferred income taxes consisted of the following components:

                                           For the years ended June 30,
                                        -------------------------------------
                                           1999         1998         1997
                                        -----------  -----------  -----------
     Deferred tax assets--current...... $    18,766  $     1,726  $     2,962
     Deferred tax liability--
      noncurrent.......................  (1,677,789)  (1,516,766)  (1,295,852)
                                        -----------  -----------  -----------
       Net deferred tax liabilities.... $(1,659,023) $(1,515,040) $(1,292,890)
                                        ===========  ===========  ===========

                               R & H MAXXON, INC.

                   NOTES TO FINANCIAL STATEMENTS--(Concluded)

      The Company's reported provision for income taxes differs from the amount computed by applying statutory rates to income before income taxes, as follows:

                                                For the years ended June 30,
                                               --------------------------------
                                                  1999        1998       1997
                                               ----------  ----------  --------
     Provision for income taxes:
       At statutory rates..................... $1,634,891  $1,207,808  $728,588
       State income taxes.....................    220,559     156,144    90,351
       Other, net.............................    (70,240)    (12,074)    2,795
                                               ----------  ----------  --------
       As presented........................... $1,785,210  $1,351,878  $821,734
                                               ==========  ==========  ========

NOTE 13--FINANCIAL INSTRUMENTS

      The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximated fair value as of June 30, 1999, 1998 and 1997 because of the relatively short maturities of these instruments.

      The carrying amount of the note receivable approximated fair value as of June 30, 1999, 1998 and 1997 since the interest rate on the note receivable was considered to be a market rate of interest for instruments of this type.

      The carrying value of the credit lines and the note payable to the bank approximated fair value as of June 30, 1999, 1998 and 1997 because the interest rates on these instruments change with market interest rates.

NOTE 14--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

      Cash paid for interest and income taxes was as follows:

                                                            June 30,
                                                --------------------------------
                                                   1999       1998       1997
                                                ---------- ---------- ----------
     Interest.................................. $  853,434 $1,132,270 $1,073,405
                                                ========== ========== ==========
     Income taxes.............................. $1,746,787 $  780,682 $1,007,390
                                                ========== ========== ==========

NOTE 15--SUBSEQUENT EVENT

      Subsequent to June 30, 1999, in connection with the sale of the Company's outstanding common stock to The Pantry, Inc., the Company entered into a sale-leaseback transaction with Realty Income Corporation (RIC), an unrelated third party, whereby land and buildings from 33 store locations were sold to and leased back from RIC in 33 separate leases. The leases, which have initial terms of twenty years plus renewal options, were recorded as operating leases as of July 21, 1999. The deferred revenue associated with this transaction will be recognized over the terms of the leases in proportion to the related rent expense. Details of the sale-leaseback transaction follow:

     Sales price of locations at fair value........................ $29,950,000
     Expenses of sale..............................................    (174,194)
                                                                    -----------
     Proceeds from the transaction.................................  29,775,806
     Net book value of land and buildings sold..................... (11,919,454)
                                                                    -----------
     Deferred revenue.............................................. $17,856,352
                                                                    ===========

              INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL DATA

      The following unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to the historical financial statements of The Pantry for the periods indicated. The adjustments are described in the accompanying notes. The unaudited pro forma financial data give effect to our acquisition of Maxxon and our other 1998 and 1999 acquisitions and financing transactions as follows:

The Initial Public Offering of our Common Stock:

      The net proceeds from the sale of 6,250,000 shares of our common stock on June 8, 1999, were approximately $74.6 million. We used the net proceeds to repay indebtedness of $19.0 million under our bank credit facility and redeem our outstanding preferred stock and accumulated dividends of $23.3 million, with the remainder available for acquisitions during the nine months following the offering.

Fiscal 1998 Acquisitions:

                                                                                      Number
                                                                                        of
  Date Acquired              Company             Trade Name        Locations          Stores
 ---------------- ------------------------------ ---------- -----------------------   ------
 July 15, 1998    Stallings Oil Company, Inc.    Zip Mart   Central North Carolina,     42
                                                            Virginia
 July 2, 1998     Quick Stop Food Mart, Inc.     Quick Stop Southeast North
                                                            Carolina, Coastal South
                                                            Carolina                    75
 May 2, 1998      United Fuels Corporation, Inc. Sprint     Gainesville, Florida        10
 March 19, 1998   Wooten Oil Company, Inc.       Kwik Mart  Eastern North Carolina      23
 October 23, 1997 Lil' Champ Food Stores, Inc.   Lil' Champ Northeast Florida          440(a)

--------
(a) Net of the disposition of 48 convenience stores located throughout eastern Georgia.

      The approximate cost of the 1998 acquisitions and the sources of funding are as follows:

         Company       Acquisition Cost             Funding Sources
   ------------------- ---------------- --------------------------------------
                        (in thousands)
   Stallings Oil           $29,300      Proceeds of $25.0 million from our
                                        1998 bank credit facility and cash on
                                        hand
   Quick Stop               56,000      Proceeds of $25.0 million from the
                                        sale of 43,478 shares of our common
                                        stock to existing shareholders, $25.0
                                        million from our 1998 bank credit
                                        facility and cash on hand
   United Fuels             18,300      Proceeds of $19.0 million from our
                                        1998 bank credit facility
   Wooten Oil                9,000      Proceeds of $9.0 million from our 1998
                                        bank credit facility
   Lil' Champ              136,400      Proceeds from the issuance of $200.0
                                        million of senior subordinated notes

Fiscal 1998 Financing Transactions:

    . October 23, 1997--we issued $200.0 million of senior subordinated notes at an interest rate of 10.25%

    . October 23, 1997--we repurchased $51.0 million of senior notes with an interest rate of 12.5% and paid related costs including a 10% repurchase premium, consent fee, accrued interest and other expenses. This issuance of new debt and retirement of existing debt, which results in an annual reduction in interest costs of approximately $1.148 million, was an integral part of our plan to acquire Lil' Champ.

    . March 19, 1998 through July 15, 1998--we borrowed $78.0 million under our bank credit facility

Fiscal 1999 Acquisitions:

                                                                                           Number
                                                                                             of
   Date Acquired            Company              Trade Name             Locations          Stores
 ----------------- -------------------------- ----------------- ------------------------   ------
 July 22, 1999     R&H Maxxon, Inc.           Depot Food Stores South Carolina, Georgia      53
 February 25, 1999 Taylor Oil Company         ETNA              North Carolina, Virginia     60
 January 28, 1999  Miller Enterprises, Inc.   Handy Way         North-central Florida       121
                   and affiliates (a)
 November 5, 1998  Express Stop, Inc.         Express Stop      Southeast North
                                                                Carolina, Eastern South
                                                                Carolina                     22
 October 22, 1998  A.G. Lee Oil Company, Inc. Dash-N            East-central North
                                                                Carolina                     10

--------
(a) Including real estate assets of Miller Brothers and Circle Investments, Ltd. consisting of land and buildings leased to and used in the convenience store operations of Miller Enterprises, Inc.

      The approximate cost of the 1999 acquisitions and the sources of funding are as follows:

              Company              Acquisition Cost      Funding Sources
 --------------------------------- ---------------- -------------------------
                                    (in thousands)
 Maxxon                                $35,809      Proceeds of $12.0 million
                                                    from our 1999 bank credit
                                                    facility and cash on hand
 Taylor Oil                             22,850      Proceeds of $19.0 million
                                                    from our 1999 bank credit
                                                    facility and cash on hand
 Miller Enterprises and affiliates      95,100      Proceeds of $95.0 million
                                                    from our 1999 bank credit
                                                    facility and cash on hand
 Express Stop                           21,800      Proceeds of $16.0 million
                                                    from our 1998 bank credit
                                                    facility and cash on hand
 A.G. Lee Oil                            3,750      Cash on hand

Fiscal 1999 Financing Transactions:

    . January 28, 1999--we entered into a new bank credit facility and used the proceeds of $245.0 million plus cash on hand to:

      . repay $94.0 million of existing debt under our 1998 bank credit facility

      . redeem $49.0 million of outstanding senior notes and pay $2.0 million of related premium costs

      . finance $95.0 million of the Miller Enterprises and affiliates acquisition price and

      .  pay related fees and accrued and unpaid interest

    . The 1999 bank credit facility repaid and replaced the 1998 bank credit facility and is comprised of $80.0 million Tranche A and $160.0 million Tranche B term loans, a $45.0 million revolving credit facility and a $50.0 million acquisition facility

    . February 25, 1999--we borrowed $19.0 million on our 1999 revolving credit facility and used the proceeds plus cash on hand to finance the purchase price of the Taylor Oil acquisition

Pro Forma Adjustments:
Unaudited Pro Forma Balance Sheet as of June 24, 1999

      The unaudited pro forma balance sheet gives effect to our acquisition of Maxxon on July 22, 1999. The remaining fiscal 1998 and 1999 transactions are reflected in our historical unaudited balance sheet as of June 24, 1999.

Unaudited Pro Forma Statement of Operations for the Nine Months Ended June 24, 1999

      The unaudited pro forma statement of operations for the nine months ended June 24, 1999 gives effect to the fiscal 1999 acquisitions and the fiscal 1999 financing transactions as if such events occurred at the beginning of fiscal 1998. The fiscal 1998 acquisitions and fiscal 1998 financing transactions are included in our historical results of operations for the nine-month period. The periods for which the fiscal 1999 acquisitions have been included in the pro forma statement of operations are as follows:

    .  Maxxon--the nine-month period from October 1, 1998 through June 30,
       1999

    . Taylor Oil--the five-month period from October 1, 1998 through February 24, 1999

    . Miller Enterprises--the four-month period from October 1, 1998 through January 27, 1999

    . Express Stop--the one-month period from October 1, 1998 through October 31, 1998

    . A.G. Lee Oil--the one-month period from October 1, 1998 through October 22, 1998

Unaudited Pro Forma Statement of Operations for the Year Ended September 24,
1998

      The unaudited pro forma statement of operations for the year ended September 24, 1998 gives effect to the 1998 acquisitions and disposition, the 1998 financing transactions, the fiscal 1999 acquisitions and the 1999 financing transactions as if such events occurred at the beginning of fiscal 1998. The periods for which the fiscal 1998 and 1999 acquisitions have been included in the pro forma statement of operations are as follows:

      1998 Acquisitions and Disposition:

    . Stallings Oil--the nine-month period from October 1, 1997 through June 30, 1998

    .  Quick Stop--the nine-month period from October 1, 1997 through June
       30, 1998

    . United Fuels--the six-month period from October 1, 1997 through March 31, 1998

    . Wooten Oil--the five-month period from October 1, 1997 through February 28, 1998

    . Lil' Champ--the one-month period from September 28, 1997 through October 23, 1997

    . Lil' Champ disposition--the disposition of 48 convenience stores located throughout eastern Georgia for the eleven-month period from October 25, 1997 through August 31, 1998

      1999 Acquisitions:

    .  Maxxon--the twelve-month period from July 1, 1997 to June 30, 1998

    . Taylor Oil--the twelve-month period from January 1, 1998 through December 31, 1998

    . Miller Enterprises--the twelve-month period from October 1, 1997 through September 30, 1998

    . Express Stop--the twelve-month period from October 1, 1997 through September 30, 1998

    . A.G. Lee Oil--the twelve-month period from October 1, 1997 through September 30, 1998

      In connection with the Stallings Oil, Express Stop and Maxxon acquisitions, we did not acquire all operations of these entities. The operations not acquired primarily related to a truckstop owned, operated and retained by Stallings Oil, equity in earnings of affiliates of Express Stop and a wholesale petroleum business owned, operated, and retained by Maxxon.

      The unaudited pro forma financial data are provided for informational purposes only and do not represent our results of operations or financial position had the transactions occurred on such dates, nor are they indicative of our results of operations or financial position as of any future date or period.

                     UNAUDITED PRO FORMA BALANCE SHEET DATA

                                 June 24, 1999

                                      Maxxon  Acquisition
                         The Pantry    June       and
                          June 24,      30,    Financing          Total
                            1999       1999   Adjustments       Pro Forma
                         ----------   ------- -----------       ---------
                                      (dollars in thousands)
Assets

Current assets:
  Cash and cash
   equivalents..........  $ 61,211    $ 1,814  $ 12,000 (a)     $ 39,216
                                                (35,809)(b)
  Receivables, net......    18,682      1,854       --            20,536
  Inventories...........    65,822      3,059       --            68,881
  Income taxes
   receivable...........       --         --        --               --
  Prepaid expenses......     3,086        124       --             3,210
  Property held for
   sale.................       114        --        --               114
  Deferred income
   taxes................     5,776         18       --             5,794
                          --------    -------  --------         --------
    Total current
     assets.............   154,691      6,869   (23,809)         137,751
                          --------    -------  --------         --------
Property and equipment,
 net....................   396,404     30,834   (11,919)(c)(d)   413,175
                                                 (2,144)(d)

Other assets:
  Goodwill, net.........   169,033(a)     --     26,401 (b)      195,434
  Deferred lease cost,
   net..................       235        --        --               235
  Deferred financing
   cost, net............    13,122        --        --            13,122
  Environmental
   receivables, net.....    13,750        --        --            13,750
  Other.................     8,565      1,625    (1,093)(d)        9,097
                          --------    -------  --------         --------
    Total other assets..   204,705      1,625    25,308          231,638
                          --------    -------  --------         --------
      Total assets......  $755,800    $39,328  $(12,564)        $782,564
                          ========    =======  ========         ========



              See Notes to Unaudited Pro Forma Balance Sheet Data

                     UNAUDITED PRO FORMA BALANCE SHEET DATA

                                 June 24, 1999

                                             Maxxon  Acquisition
                                  The Pantry  June       and
                                   June 24,    30,    Financing          Total
                                     1999     1999   Adjustments       Pro Forma
                                  ---------- ------- -----------       ---------
                                           (dollars in thousands)
Liabilities and Shareholders'
 Equity
Current liabilities:
Current maturities of long-term
 debt...........................   $  5,431  $15,616  $(15,616)(d)     $  5,431
Current maturities of capital
 lease obligations..............      1,240      --        --             1,240
Accounts payable................     80,713    3,727       --            84,440
Income tax payable..............        924        7     6,832 (b)(c)     7,763
Accrued expenses................     64,704    2,520       --            67,224
                                   --------  -------  --------         --------
 Total current liabilities......    153,012   21,870    (8,784)         166,098
                                   --------  -------  --------         --------
Senior subordinated notes.......    200,000      --        --           200,000
1999 bank credit facility.......    223,294      --     12,000 (a)      235,294
Other long-term debt............      1,976      --        --             1,976
                                   --------  -------  --------         --------
 Total long-term debt...........    425,270      --     12,000          437,270
                                   --------  -------  --------         --------
Other non-current liabilities:
Environmental reserve...........     18,024      --        --            18,024
Capital lease obligations.......     11,190      --        --            11,190
Employment obligations..........        657      --        --               657
Deferred income taxes...........     23,419    1,678       --            25,097
Other non-current liabilities...     27,533      --        --            27,533
                                   --------  -------  --------         --------
 Total other non-current
  liabilities...................     80,823    1,678       --            82,501
                                   --------  -------  --------         --------
Shareholders' equity:
Common stock, par value $.01 per
 share; 50,000,000 shares
 authorized, 18,111,478 shares
 issued and outstanding.........        181       22       (22)(b)          181
Additional paid-in capital......    126,328      283      (283)(b)      126,328
Shareholder loans...............       (937)     --        --              (937)
Retained deficit................    (28,877)  15,475   (15,475)(b)      (28,877)
                                   --------  -------  --------         --------
 Total shareholders' equity.....     96,695   15,780   (15,780)          96,695
                                   --------  -------  --------         --------
 Total liabilities and
  shareholders' equity..........   $755,800  $39,328  $(12,564)        $782,564
                                   ========  =======  ========         ========


              See Notes to Unaudited Pro Forma Balance Sheet Data

                NOTES TO UNAUDITED PRO FORMA BALANCE SHEET DATA
                (dollars in thousands except per share amounts)

(a) Reflects borrowings of $12.0 million under our 1999 bank credit facility at a rate of 8.18% to partially fund the Maxxon acquisition.

(b) Goodwill related to the Maxxon acquisition has been determined as follows:

  Aggregate purchase price (less net cash acquired from sale-
   leaseback transaction of $14,160)................................. $ 35,809
  Less shareholders' equity..........................................  (15,780)
  Taxes payable on gain from sale-leaseback transaction (see note
   c)................................................................    6,832
  Elimination of certain net assets not acquired by The Pantry (see
   note d)...........................................................     (460)
                                                                      --------
    Total............................................................ $ 26,401
                                                                      ========

   The 1998 and 1999 acquisitions have been accounted for using the purchase method of accounting. Purchase price allocations for the Lil' Champ acquisition, the Wooten Oil acquisition, the Stallings Oil acquisition, the Quick Stop acquisition and the United Fuels acquisition have been finalized. Purchase price allocations for all other 1998 and 1999 acquisitions have not been finalized and are based on available information, internal estimates and assumptions we believe are reasonable.

   For each acquisition, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the time the acquisitions were consummated, pending completion of appraisals of property and equipment acquired. The excess of the purchase price over the historical basis of the net assets acquired has been allocated to the net assets acquired based on preliminary estimates. The actual allocation of the purchase cost, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein pending the completion of appraisals and other purchase price adjustments.

   The purchase price of the Maxxon acquisition is subject to working capital and debt adjustments pending the completion of a closing balance sheet audit of Maxxon as of July 21, 1999.

   The purchase price of the Miller Enterprises and affiliates acquisition is subject to working capital and capital expenditure adjustments pending the completion of a closing balance sheet audit of Miller Enterprises as of January 27, 1999.

(c) Prior to the sale of its stock to The Pantry, Maxxon entered into a sale-leaseback transaction with an unrelated third party in which it sold land and buildings with a carrying value of $11,919 for net proceeds of $29,776. The gain on the sale of property of $17,857 was recorded by Maxxon as deferred revenue, to be amortized over the twenty-year term of the leases. For tax purposes, the tax gain is recognized in the current period. Accordingly, upon completion of the sale-leaseback transaction, Maxxon recorded current income tax expense and payable of $6,832. The leases were determined to be operating leases. Upon completion of the Maxxon acquisition, The Pantry assumed all lease obligations and tax liabilities related to the sale-leaseback transaction.

(d) Reflects the elimination of certain assets and liabilities we did not acquire or assume in connection with the Maxxon acquisition:

  Property and equipment............................................. $ (2,144)
  Property and equipment--sale-leaseback assets......................  (11,919)
  Other assets.......................................................   (1,093)
  Current maturities of long-term debt...............................   15,616
                                                                      --------
    Total............................................................ $    460
                                                                      ========

               UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                        Nine Months Ended June 24, 1999

                                        Historical
                         --------------------------------------------
                         Nine Months
                            Ended        Nine Months                  Acquisition
                          June 24,          Ended         Fiscal          and
                            1999        June 30, 1999      1999        Financing                   IPO         Total
                         The Pantry        Maxxon     Acquisitions(a) Adjustments   Subtotal   Adjustments   Pro Forma
                         -----------    ------------- --------------- -----------   ---------  -----------   ----------
                                              (dollars in thousands except per share data)
Revenue:
 Merchandise sales.....  $  503,047        $26,387       $ 49,122       $   --      $ 578,556    $  --       $  578,556
 Gasoline sales........     611,733         60,831         80,645        (5,890)(c)   747,319       --          747,319
 Commissions...........      17,323          2,501            757            (6)(c)    20,575       --           20,575
                         ----------        -------       --------       -------     ---------    ------      ----------
  Total revenue........   1,132,103         89,719        130,524        (5,896)    1,346,450       --        1,346,450
                         ----------        -------       --------       -------     ---------    ------      ----------
Cost of Sales:
 Merchandise...........     338,458         18,357         29,666           --        386,481       --          386,481
 Gasoline..............     537,273         53,701         70,450        (5,699)(c)   655,725       --          655,725
                         ----------        -------       --------       -------     ---------    ------      ----------
  Total cost of sales..     875,731         72,058        100,116        (5,699)(c) 1,042,206       --        1,042,206
                         ----------        -------       --------       -------     ---------    ------      ----------
Gross profit...........     256,372         17,661         30,408          (197)      304,244       --          304,244
                         ----------        -------       --------       -------     ---------    ------      ----------
Store operating
expenses...............     152,066          8,864         23,397        (1,507)(d)   185,719       --          185,719
                                                                          2,932 (e)                 --
                                                                            (33)(c)
General and
administrative
expenses...............      35,450          2,433          2,631           --         40,514       --           40,514
Merger integration
costs..................         --             --             695           --            695       --              695
Stock compensation
charge.................         --             --           2,029(b)        --          2,029       --            2,029
Impairment of long-
lived assets...........         --             --              47           --             47       --               47
Depreciation and
amortization...........      28,776          2,500          2,036         1,157 (f)    34,178       --           34,178
                                                                            (36)(g)                 --
                                                                           (222)(h)                 --
                                                                            (33)(c)
                         ----------        -------       --------       -------     ---------    ------      ----------
 Total operating
 expense...............     216,292         13,797         30,835         2,258       263,182       --          263,182
                         ----------        -------       --------       -------     ---------    ------      ----------
Income from
operations.............      40,080          3,864           (427)       (2,455)       41,062       --           41,062
                         ----------        -------       --------       -------     ---------    ------      ----------
Other Income (Expense):
 Interest..............     (29,580)          (741)          (131)       (2,797)(i)   (33,190)    1,176(l)      (32,014)
                                                                             59 (c)
 Miscellaneous.........         414            382             25          (187)(c)       634       --              634
                         ----------        -------       --------       -------     ---------    ------      ----------
  Total other income
  (expense)............     (29,166)          (359)          (106)       (2,925)      (32,556)    1,176         (31,380)
                         ----------        -------       --------       -------     ---------    ------      ----------
Income (loss) before
income taxes...........      10,914          3,505           (533)       (5,380)        8,506     1,176           9,682
Income tax expense
(benefit)..............       4,600          1,264           (508)       (1,741)(j)     3,615       500 (j)       4,115
                         ----------        -------       --------       -------     ---------    ------      ----------
Net income (loss)
before extraordinary
loss...................  $    6,314        $ 2,241       $    (25)      $(3,639)(k) $   4,891    $  676      $    5,567
                         ==========        =======       ========       =======     =========    ======      ==========
Earnings (Loss) Per
Share Before
Extraordinary Loss:
 Basic.................  $     0.30(k)                                                                       $     0.31(k)
                         ==========                                                                          ==========
 Diluted...............  $     0.27(k)                                                                       $     0.29(k)
                         ==========                                                                          ==========
Weighted-Average Number
of Shares Outstanding:
 Basic.................      12,225(k)                                                                           18,109(k)
                         ==========                                                                          ==========
 Diluted...............      13,388(k)                                                                           19,272(k)
                         ==========                                                                          ==========

         See Notes to Unaudited Pro Forma Statement of Operations Data

               UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                         Year Ended September 24, 1998

                                                         Historical
                     ------------------------------------------------------------------------------------
                      Year Ended    Year Ended      1998
                     September 24,   June 30,   Acquisitions      Fiscal      Acquisition and
                         1998          1998         and            1999          Financing                     IPO
                      The Pantry      Maxxon   Disposition(m) Acquisitions(n)   Adjustments     Subtotal   Adjustments
                     -------------  ---------- -------------- --------------- ---------------  ----------  -----------
                                              (dollars in thousands except per share data)
Revenues:
 Merchandise
 sales.............    $460,798      $ 26,789     $ 75,593       $156,227        $   (402)(c)  $  719,005    $  --
 Gasoline sales....     509,958        81,802      181,814        267,481         (26,162)(c)   1,014,893       --
 Commissions.......      14,128         2,633        3,633          5,217            (473)(c)      25,138       --
                       --------      --------     --------       --------        --------      ----------    ------
   Total revenues..     984,884       111,224      261,040        428,925         (27,037)      1,759,036       --
                       --------      --------     --------       --------        --------      ----------    ------
Cost of Sales:
 Merchandise.......     303,968        18,379       54,219        103,097            (207)(c)     479,456       --
 Gasoline..........     447,565        73,310      161,074        237,327         (23,020)(c)     896,256       --
                       --------      --------     --------       --------        --------      ----------    ------
   Total cost of
   sales...........     751,533        91,689      215,293        340,424         (23,227)      1,375,712       --
                       --------      --------     --------       --------        --------      ----------    ------
Gross profit.......     233,351        19,535       45,747         88,501          (3,810)        383,324       --
                       --------      --------     --------       --------        --------      ----------    ------
Store operating
expenses...........     140,089        10,077       27,164         60,021          (3,015)(c)     235,370       --
                                                                                   (4,424)(d)                   --
                                                                                    5,492 (e)                   --
                                                                                      (34)(c)
General and
administrative
expenses...........      32,761         2,705        7,506         11,909            (356)(c)      54,483       --
                                                                                      (42)(o)                   --
Merger integration
costs..............       1,016           --           --             261             --            1,277       --
Impairment of long-
lived assets.......         --            --           --             188             --              188       --
Depreciation and
amortization.......      27,642         2,434        5,189          5,517            (209)(c)      43,757       --
                                                                                    4,040 (f)                   --
                                                                                     (405)(g)                   --
                                                                                     (451)(h)                   --
                       --------      --------     --------       --------        --------      ----------    ------
Total operating
expense............     201,508        15,216       39,859         77,896             596         335,075       --
                       --------      --------     --------       --------        --------      ----------    ------
Income from
operations.........      31,843         4,319        5,888         10,605          (4,406)         48,249       --
                       --------      --------     --------       --------        --------      ----------    ------
Other Income
(Expense):
 Interest..........     (28,946)       (1,096)      (1,687)          (430)        (12,476)(i)     (44,528)    1,568(l)
                                                                                      107 (c)
 Miscellaneous.....       1,776           329          137            627            (401)(c)       2,468       --
                       --------      --------     --------       --------        --------      ----------    ------
   Total other
   income (expense)
   ................     (27,170)         (767)      (1,550)           197         (12,770)        (42,060)    1,568
                       --------      --------     --------       --------        --------      ----------    ------
Income (loss)
before income
taxes..............       4,673         3,552        4,338         10,802         (17,176)          6,189     1,568
Income tax expense
(benefit)..........         --          1,352          364            915             --            2,631       666(j)
                       --------      --------     --------       --------        --------      ----------    ------
Net income (loss)
before
extraordinary
item...............    $  4,673      $  2,200     $  3,974       $  9,887        $(17,176)(k)  $    3,558    $  902
                       ========      ========     ========       ========        ========      ==========    ======
Earnings Per Share
Before
Extraordinary Loss:
 Basic.............    $   0.18(k)
                       ========
 Diluted...........    $   0.16(k)
                       ========
Weighted-Average
Number of Shares
Outstanding:
 Basic.............       9,732(k)
                       ========
 Diluted...........      10,840(k)
                       ========
                       Total
                     Pro Forma
                     -------------
Revenues:
 Merchandise
 sales.............  $  719,005
 Gasoline sales....   1,014,893
 Commissions.......      25,138
                     -------------
   Total revenues..   1,759,036
                     -------------
Cost of Sales:
 Merchandise.......     479,456
 Gasoline..........     896,256
                     -------------
   Total cost of
   sales...........   1,375,712
                     -------------
Gross profit.......     383,324
                     -------------
Store operating
expenses...........     235,370
General and
administrative
expenses...........      54,483
Merger integration
costs..............       1,277
Impairment of long-
lived assets.......         188
Depreciation and
amortization.......      43,757
                     -------------
Total operating
expense............     335,075
                     -------------
Income from
operations.........      48,249
                     -------------
Other Income
(Expense):
 Interest..........     (42,960)
 Miscellaneous.....       2,468
                     -------------
   Total other
   income (expense)
   ................     (40,492)
                     -------------
Income (loss)
before income
taxes..............       7,757
Income tax expense
(benefit)..........       3,297
                     -------------
Net income (loss)
before
extraordinary
item...............  $    4,460
                     =============
Earnings Per Share
Before
Extraordinary Loss:
 Basic.............  $     0.30(k)
                     =============
 Diluted...........  $     0.26(k)
                     =============
Weighted-Average
Number of Shares
Outstanding:
 Basic.............      15,982(k)
                     =============
 Diluted...........      17,090(k)
                     =============

         See Notes to Unaudited Pro Forma Statement of Operations Data

           NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
                             (dollars in thousands)

(a) The fiscal 1999 acquisitions included in the unaudited pro forma statement of operations for the nine months ended June 24, 1999 consist of the historical financial statements of the following entities:

                              One-month  Four-month
                                period      period    Five-month
                             October 1,  October 1,     period
                                1998        1998      October 1,
                               through     through   1998 through
                             October 31, January 27, February 24,
                                1998        1999         1999
                             ----------- ----------- ------------                 Total
                               Express     Miller       Taylor     Other 1999  Fiscal 1999
                                Stop     Enterprises     Oil      Acquisitions Acquisitions
                             ----------- ----------- ------------ ------------ ------------
                                                 (dollars in thousands)
   Revenue:
    Merchandise sales......    $1,698     $ 36,072     $10,737       $  615      $49,122
    Gasoline sales.........     2,407       45,191      32,012        1,035       80,645
    Commissions............       191          404         104           58          757
                               ------     --------     -------       ------      -------
     Total revenue.........     4,296       81,667      42,853        1,708      130,524
                               ------     --------     -------       ------      -------
   Cost of Sales:
    Merchandise............     1,232       20,736       7,237          461       29,666
    Gasoline...............     2,184       39,608      27,701          957       70,450
                               ------     --------     -------       ------      -------
     Total cost of sales...     3,416       60,344      34,938        1,418      100,116
                               ------     --------     -------       ------      -------
   Gross profit............       880       21,323       7,915          290       30,408
                               ------     --------     -------       ------      -------
   Store operating
    expenses...............       433       17,961       4,754          249       23,397
   General and
    administrative
    expenses...............       105        1,503       1,015            8        2,631
   Merger integration
    costs..................       --           695         --           --           695
   Stock compensation
    charge.................       --         2,029         --           --         2,029
   Impairment of long-lived
    assets.................       --           --           47          --            47
   Depreciation and
    amortization...........        61        1,281         685            9        2,036
                               ------     --------     -------       ------      -------
     Total operating
      expense..............       599       23,469       6,501          266       30,835
                               ------     --------     -------       ------      -------
   Income (loss) from
    operations.............       281       (2,146)      1,414           24         (427)
                               ------     --------     -------       ------      -------
   Other Income (Expense):
    Interest...............        (5)        (126)        --           --          (131)
    Miscellaneous..........        13            2         --            10           25
                               ------     --------     -------       ------      -------
     Total other...........         8         (124)        --            10         (106)
                               ------     --------     -------       ------      -------
   Income (loss) before
    income taxes...........       289       (2,270)      1,414           34         (533)
   Income tax expense
    (benefit)..............       --          (508)        --           --          (508)
                               ------     --------     -------       ------      -------
   Net income (loss) before
    extraordinary item.....    $  289     $ (1,762)    $ 1,414       $   34      $   (25)
                               ======     ========     =======       ======      =======

(b) On January 26, 1999, in anticipation of its acquisition by The Pantry, Miller Enterprises redeemed 18,502 shares of its restricted stock. In connection with this redemption of stock, Miller Enterprises recognized a charge to compensation expense of $2,029 for the period October 1, 1998 through January 27, 1999. This non-recurring charge is not reflective of The Pantry's continuing operations after the Miller acquisition and would not have been incurred by The Pantry had it owned Miller Enterprises as of the beginning of fiscal 1998.

(c) Reflects the elimination of operations not acquired. These operations relate to a truckstop owned, operated, and retained by Stallings Oil, equity in earnings of affiliates of Express Stop and a wholesale petroleum business owned, operated and retained by Maxxon which were not acquired by The Pantry.

                                   Nine Months         Year Ended
                                 Ended June 24,      September 24,
                                      1999                1998
                                ------------------- ------------------
                                Decrease in expenses (decrease in income)
   Fiscal 1998 Acquisitions:
   Merchandise sales...........     $          --     $           (402)
   Gasoline sales..............                --              (15,823)
   Commissions.................                --                 (467)
   Merchandise cost of sales...                --                  207
   Gasoline cost of sales......                --               13,004
   Store operating expenses....                --                3,015
   General and administrative
    expenses...................                --                  356
   Depreciation and
    amortization...............                --                  169
   Fiscal 1999 Acquisitions:
   Gasoline sales..............             (5,890)            (10,339)
   Commissions.................                 (6)                 (6)
   Gasoline cost of sales......              5,699              10,016
   Store operating expense.....                 33                  34
   Depreciation and
    amortization...............                 33                  40
   Interest expense............                 59                 107
   Miscellaneous income........               (187)               (401)

(d) Historically, Miller Enterprises incurred rental expense related to stores leased from its affiliates. These stores were acquired by us in connection with the Miller Enterprises acquisition and all leases with Miller Enterprises affiliates were terminated. As a result, rental expenses of $1,507 for the nine months ended June 24, 1999 and $4,424 for the year ended September 24, 1998 have been eliminated.

(e) Reflects an increase in store rental expense of $2,041 for Maxxon and $891 for Taylor Oil for the nine months ended June 24, 1999 and $288 for Quick Stop, $2,437 for Taylor Oil, and $2,767 for Maxxon for the year ended September 24, 1998 in connection with an obligation to lease stores from the former owners of Quick Stop, Taylor Oil, and Maxxon at current market values at the dates of acquisition. The rent increases were effective concurrent with the Quick Stop acquisition, which occurred on July 2, 1998, the Taylor Oil acquisition, which occurred on February 25, 1999, and the Maxxon acquisition which occurred on July 22, 1999.

(f) The 1998 and 1999 acquisitions have been accounted for using the purchase method of accounting. Purchase price allocations for the Lil' Champ acquisition, the Wooten Oil acquisition and the United Fuels acquisition have been finalized. Purchase price allocations for all other 1998 and 1999 acquisitions have not been finalized and are based on available information, internal estimates and assumptions we believe are reasonable.

   For each acquisition, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the time the acquisitions were consummated, pending completion of appraisals of property and equipment acquired. The excess of the purchase price over the historical basis of the net assets acquired has been allocated to the net assets acquired based on preliminary estimates. The actual allocation of the purchase cost, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein pending the completion of appraisals and other purchase price adjustments.

   The purchase price of the Maxxon acquisition is subject to working capital and debt adjustments pending the completion of a closing balance sheet audit of Maxxon as of July 21, 1999.

   The purchase price of the Miller Enterprises and affiliates acquisition is subject to working capital and capital expenditure adjustments pending the completion of a closing balance sheet audit of Miller Enterprises as of January 27, 1999.

   The following table summarizes the additional amortization expense to be incurred in connection with the various 1998 and 1999 transactions described above:

                                       Estimated  Nine Months Ended  Year Ended
                             Recorded Useful Life     June 24,      September 24,
   Acquisitions              Goodwill (in years)        1999            1998
   ------------              -------- ----------- ----------------- -------------
   1998 acquisitions:
    Lil' Champ.............  $ 42,622      30          $  --           $  118
    Wooten Oil.............       126      30             --              --
    United Fuels...........     7,386      30             --              123
    Quick Stop.............    35,928      30             --              898
    Stallings Oil..........    15,505      30             --              388
   1999 acquisitions:
    A.G. Lee Oil...........       355      30                              12
    Express Stop...........    12,163      30              34             405
    Miller Enterprises and
     affiliates............    25,000      30             278             833
    Taylor Oil.............    13,300      30             185             443
    Maxxon.................    26,401      30             660             880
                             --------                  ------          ------
                             $178,786                   1,157           4,100
                             ========
   Less historical recorded
    predecessor amounts....                               --               60
                                                       ------          ------
   Adjustment..............                            $1,157          $4,040
                                                       ======          ======

(g) Reflects additional depreciation expense in connection with the various 1998 and 1999 acquisition and financing transactions as follows:

                               Recorded
                             Fair Value of
                             Property and   Estimated  Nine Months Ended  Year Ended
                               Equipment   Useful Life     June 24,      September 24,
   Acquisitions                Acquired    (in years)        1999            1998
   ------------              ------------- ----------- ----------------- -------------
   1998 acquisitions:
    Lil' Champ.............    $155,382       10-35         $  --           $   985
    Wooten Oil.............       7,600        10              --               317
    United Fuels...........      15,400        10              --               770
    Quick Stop.............      15,000       10-35            --             1,125
    Stallings Oil..........      10,313       10-35            --               773
    Georgia stores
     disposition...........         --                         --              (516)
   1999 acquisitions:
    A.G. Lee Oil...........       2,500        10               54              250
    Express Stop...........       7,095        10              118              711
    Miller Enterprises and
     affiliates............      79,335       10-35          1,928            5,958
    Taylor Oil.............       4,750        10              198              475
    Maxxon.................      16,771       10-35          2,169            1,618
                               --------                     ------          -------
                               $314,146                      4,467           12,466
                               ========                     ------          -------
   Less historical recorded
    amounts................                                  4,503           12,871
                                                            ------          -------
   Adjustment..............                                 $  (36)         $  (405)
                                                            ======          =======

   As noted in note (c), The Pantry did not acquire a truckstop owned, operated, and retained by Stallings Oil. Included in the historical financial statements of Stallings Oil for the nine months ended June 30, 1998 is $169 of depreciation expense related to the truckstop, which as been eliminated.

   The Pantry also did not acquire a wholesale petroleum business owned, operated, and retained by Maxxon. Included in the historical financial statements of Maxxon for the nine months ended June 30, 1999 and the year ended June 30, 1999 is $33 and $40 of depreciation expense related to the wholesale business, which has been eliminated.

(h) Reflects additional amortization of deferred financing costs resulting from entering into our 1999 bank credit facility and the removal of deferred financing costs associated with the repayment of our 1998 bank credit facility and the repurchase of our senior notes as follows:

                                            Straight-
                               Financing       line     Six Months
                                 Costs     Amortization   Ended     Year Ended
                               Incurred       Period    March 25,  September 24,
          Transaction        (Written-off)  (in years)     1999        1998
          -----------        ------------- ------------ ---------- -------------
   Issuance of $200 million
    senior subordinated
    notes and 1998 bank
    credit facility........     $14,044          7        $ --        $   167
   Repurchase of $51
    million of senior
    notes..................      (2,006)         7          --            (24)
   Entering into 1999 bank
    credit facility........       3,210          6          178           535
   Repurchase of $49
    million of outstanding
    senior notes and
    repayment of 1998 bank
    credit facility........      (3,972)         7         (400)       (1,129)
                                                          -----       -------
   Adjustment..............                               $(222)      $  (451)
                                                          =====       =======

   Deferred financing costs relating to the issuance of our $200 million senior subordinated notes and our 1998 credit facility are amortized using the straight line method over the terms of the instruments because the instruments either require interim payments of interest only or require interim interest payments computed using variable interest rates which are periodically revised based on current market conditions. For purposes of the unaudited pro forma financial statements, deferred financing costs related to the 1999 credit facility are amortized using the straight line method, which approximates the results that would be computed using the effective interest method.

(i) Reflects additional interest expense in connection with the various 1998 and 1999 financing and acquisitions transactions as follows:

                             Principal   Interest   Nine Months Ended  Year Ended
                             Borrowed      Rate         June 24,      September 24,
   Acquisition/Financing     (Retired)  (per annum)       1999            1998
   ---------------------     ---------  ----------- ----------------- -------------
   Issuance of senior
    subordinated notes.....  $200,000      10.25%        $   --          $ 1,708
   Redemption of senior
    notes in Lil' Champ
    acquisition............   (51,000)     12.50             --             (531)
   1998 acquisitions.......    78,000      8.25              --            4,187
   1999 acquisitions and
    proceeds to redeem
    outstanding senior
    notes .................   186,000      8.25            4,916          15,361
   Redemption of senior
    notes from proceeds of
    1999 bank credit
    facility...............   (49,000)     12.50          (2,042)         (6,125)
   Borrowings under 1999
    bank credit facility to
    fund Maxxon
    acquisition............    12,000      8.18              736             982
                                                         -------         -------
    Subtotal...............                                3,610          15,582
   Less historical recorded
    amounts related to
    indebtedness not
    assumed................                                  813           3,106
                                                         -------         -------
   Adjustment..............                              $ 2,797         $12,476
                                                         =======         =======

  In connection with the 1998 and 1999 acquisitions, The Pantry did not assume debt obligations of the acquired entities totaling approximately $70,300 and having interest rates ranging from 5.75% to 8.75%.

  The interest rates disclosed above are based on the current weighted-average interest rates for which The Pantry has an obligation. Assuming a 0.125% increase or decrease in the variable rate bank credit facility, interest expense, net of taxes, would increase or decrease by $90 for the nine months ended June 24, 1999 and $179 for the year ended September 24, 1998.

(j) Adjusts income tax expense for an assumed tax rate of 42.5% for each of the periods presented.

(k) For each period presented, net income (loss) excludes an extraordinary loss of $3,584 related to the redemption of $48,995 of senior notes and the amendment of our bank credit facility. In addition, net income (loss) before extraordinary items for the year ended September 24, 1998 excludes an extraordinary loss of $7,998 incurred related to the costs of the redemption of $51,000 of senior notes.

  Pro forma basic and diluted earnings (loss) per share exclude dividends and premium on redemption of our preferred stock of $2,683 for the nine months ended June 24, 1999 and $2,942 for the year ended September 24, 1998, as if the initial offering of our stock and the redemption of our preferred stock occurred at the beginning of fiscal 1998.

  In addition, basic and diluted weighted average shares outstanding have been increased by 5,884 shares for the nine months ended June 30, 1999 and 6,250 shares for the year ended September 24, 1998 to arrive at pro forma weighted average shares outstanding as if the offering of 6,250 shares of our common stock had occurred at the beginning of fiscal 1998.

(l) Reflects the application of net proceeds of approximately $19,000 to repay outstanding indebtedness at the weighted-average rate of 8.25%.

(m) The fiscal 1998 acquisitions and disposition included in the unaudited pro forma statement of operations for the year ended September 24, 1998 consist of the historical financial statements of the following entities:

                               One-month                                                 Eleven-month
                                period       Nine-month      Nine-month                     period
                             September 28,     period          period                   October 1, 1997
                             1997 through  October 1, 1997 October 1, 1997                  through
                              October 23,      through         through                  August 31, 1998
                                 1997       June 30, 1998   June 30, 1998                 Lil' Champ     Total  1998
                             ------------- --------------- ---------------  Other 1998    Disposition   Acquisitions/
                              Lil' Champ     Quick Stop     Stallings Oil  Acquisitions   (48 Stores)    Disposition
                             ------------- --------------- --------------- ------------ --------------- -------------
                                                       (dollars in thousands)
   Revenue:
    Merchandise sales......     $17,752       $ 45,623        $ 20,029       $ 7,265       $(15,076)      $ 75,593
    Gasoline sales.........      21,397         69,277          88,452        16,525        (13,837)       181,814
    Commissions............         570          2,278           1,806           379         (1,400)         3,633
                                -------       --------        --------       -------       --------       --------
     Total revenue.........      39,719        117,178         110,287        24,169        (30,313)       261,040
                                -------       --------        --------       -------       --------       --------
   Cost of Sales:
    Merchandise............      11,421         34,108          14,357         5,018        (10,685)        54,219
    Gasoline...............      18,682         62,691          78,289        13,535        (12,123)       161,074
                                -------       --------        --------       -------       --------       --------
     Total cost of sales...      30,103         96,799          92,646        18,553        (22,808)       215,293
                                -------       --------        --------       -------       --------       --------
   Gross profit............       9,616         20,379          17,641         5,616         (7,505)        45,747
                                -------       --------        --------       -------       --------       --------
   Store operating
    expenses...............       5,957         12,029          12,784         2,429         (6,035)        27,164
   General and
    administrative
    expenses...............       1,698          2,771           1,334         1,703            --           7,506
   Depreciation and
    amortization...........         952          2,233           2,029           491           (516)         5,189
                                -------       --------        --------       -------       --------       --------
     Total operating
      expense..............       8,607         17,033          16,147         4,623         (6,551)        39,859
                                -------       --------        --------       -------       --------       --------
   Income from operations..       1,009          3,346           1,494           993           (954)         5,888
                                -------       --------        --------       -------       --------       --------
   Other Income (Expense):
    Interest...............        (121)          (497)         (1,055)          (14)           --          (1,687)
    Miscellaneous..........         --             137             --            --             --             137
                                -------       --------        --------       -------       --------       --------
     Total other expense...        (121)          (360)         (1,055)          (14)           --          (1,550)
                                -------       --------        --------       -------       --------       --------
   Income before income
    taxes..................         888          2,986             439           979           (954)         4,338
   Income tax expense
    (benefit)..............         364            --              --            --             --             364
                                -------       --------        --------       -------       --------       --------
   Net income before
    extraordinary item.....     $   524       $  2,986        $    439       $   979       $   (954)      $  3,974
                                =======       ========        ========       =======       ========       ========

  In connection with the October 23, 1997 acquisition of Lil' Champ and as contemplated at the consummation date, The Pantry sold all 48 Lil' Champ store operations and idle property in the state of Georgia. The sale was completed on September 1, 1998. As required by Statement of Financial Accounting Standards No. 121, these assets were measured at fair value less costs to sell during the allocation period following the consummation date of the acquisition. The Pantry received cash proceeds of $2,500 from the disposition, which approximated the carrying value of the assets. Accordingly, no gain or loss was recorded on the disposition.

(n) The fiscal 1999 acquisitions included in the unaudited pro forma statement of operations for the year ended September 24, 1998 consist of the historical financial statements of the following entities:

                             Twelve-month Twelve-month Twelve-month
                                period       period       period
                               October      October      January
                               1, 1997      1, 1997      1, 1998
                               through      through      through
                              September    September   December 31,
                               30, 1998     30, 1998       1998
                             ------------ ------------ ------------
                                                                                    Total
                                             Miller                  Other 1999  Fiscal 1999
                             Express Stop Enterprises   Taylor Oil  Acquisitions Acquisitions
                             ------------ ------------ ------------ ------------ ------------
                                                  (dollars in thousands)
   Revenue:
    Merchandise sales......    $20,720      $100,338     $ 25,587     $ 9,582      $156,227
    Gasoline sales.........     27,736       139,734       83,054      16,957       267,481
    Commissions............      2,209         1,988          267         753         5,217
                               -------      --------     --------     -------      --------
     Total revenue.........     50,665       242,060      108,908      27,292       428,925
                               -------      --------     --------     -------      --------
   Cost of Sales:
    Merchandise............     15,747        63,387       17,022       6,941       103,097
    Gasoline...............     24,765       124,258       72,856      15,448       237,327
                               -------      --------     --------     -------      --------
     Total cost of sales...     40,512       187,645       89,878      22,389       340,424
                               -------      --------     --------     -------      --------
   Gross profit............     10,153        54,415       19,030       4,903        88,501
                               -------      --------     --------     -------      --------
   Store operating
    expenses...............      5,284        40,173       11,135       3,429        60,021
   General and
    administrative
    expenses...............        968         8,442        1,926         573        11,909
   Merger integration
    costs..................        --            261          --          --            261
   Impairment of long-lived
    assets.................        --            --           188         --            188
   Depreciation and
    amortization...........        788         3,214        1,400         115         5,517
                               -------      --------     --------     -------      --------
     Total operating
      expense..............      7,040        52,090       14,649       4,117        77,896
                               -------      --------     --------     -------      --------
   Income from operations..      3,113         2,325        4,381         786        10,605
                               -------      --------     --------     -------      --------
   Other Income (Expense):
    Interest...............       (116)         (305)         --           (9)         (430)
    Miscellaneous..........        181           356          --           90           627
                               -------      --------     --------     -------      --------
     Total other ..........         65            51          --           81           197
                               -------      --------     --------     -------      --------
   Income (loss) before
    income taxes...........      3,178         2,376        4,381         867        10,802
   Income tax expense
    (benefit)..............        --            915          --          --            915
                               -------      --------     --------     -------      --------
   Net income (loss) before
    extraordinary item.....    $ 3,178      $  1,461     $  4,381     $   867      $  9,887
                               =======      ========     ========     =======      ========

(o) Historically, Lil' Champ paid Docks U.S.A., Inc., Lil' Champ's parent company, service agreement fees. The service agreement was terminated concurrent with the acquisition of Lil' Champ. Consequently, $42 of service agreement fees have been eliminated for the year ended September 24, 1998.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 1999

                                          The Pantry, Inc.

                                                    /s/ William T. Flyg
                                          By: _________________________________
                                                      William T. Flyg
                                             Senior Vice President Finance and
                                                         Secretary